THIS DEED is made the 11th day of December 2001

BETWEEN

(1) BERKELEY INTERNATIONAL CAPITAL LIMITED a company incorporated in Guernsey and whose registered office is Coutts House, Le Truchot, St Peter Port Guernsey (formerly "BG Services Limited") (the "Settlor"); and

(2) A.L.O.T TRUSTEE LIMITED a company incorporated in Jersey whose registered office is at Whiteley Chambers, Don Street, St Helier, Jersey, JE4 9WG (the "Trustee").

SUPPLEMENTAL to a settlement made between the Settlor and the Trustee dated 23 May 1997 (the "Settlement").

WHEREAS:

(A)   The Trustee is the present Trustee of the Settlement.

(B) By clause 22.1 of the Settlement the Settlor has power from time to time during the Trust Period with the written consent of the Trustee and by instrument or instruments in writing to revoke alter or amend all or any of the trust powers or provisions of the Settlement.

(C) The Settlor is desirous of exercising the power referred to in B above in such manner as hereinafter appears.

(D) The Trustee has consented to the exercise of the Settlor's power as set out in B above and has evidenced such consent by signing as a party hereto.

(E) Clause 22.3 of the Settlement permits amendments to the Settlement providing the Trust Fund cannot be used other than for the benefit of the Beneficiaries or a subsidiary of the Company.

(F) Due to an increase in the value of the Shares in the Company held by the Trustee on behalf of the Settlement, in the exercise of its power under the Settlement the Trustee after repayment to the Settlor of US$ 1,778,012.50 outstanding under a loan from the

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      Settlor, is desirous of appointing the sum of US$ 1,000,000 to the Settlor
      (which is a subsidiary of the Company) in consideration for the covenants and indemnity below and on the basis the Settlor shall in future contribute additional funds to the Settlement.

(G) Where the context permits words and phrases used herein should bear the same meaning as in the Settlement.


NOW THIS DEED WITNESSETH as follows:-

1. That in exercise of the power conferred upon it by clause 22.1 of the Settlement the Settlor with the consent of the Trustee HEREBY DECLARES that the Settlement should henceforth be read and construed as if the provisions specified in the Schedule hereto were expressly incorporated into the Settlement.

2. That pursuant to Clause 27 of the Settlement (incorporated by virtue of Clause 1 above) the Trustee hereby appoints out of the Trust Fund the sum of US$ 1,000,000 absolutely to the Settlor.

3. Pursuant to the appointment at Clause 2 above, the Settlor hereby releases, covenants and undertakes on the behalf of itself and its Successors to indemnify keep indemnified and hold harmless the Trustee its Successors Assigns and Officers Employees and their respective heirs assigns personal representatives and estates from and against all actions claims cost demands loss damage or other liability of any kind whatsoever and wheresoever arising directly or indirectly out of or in connection with such appointment.

4. The indemnity referred at Clause 3 above shall be governed by the laws of Jersey and the Settlor hereby irrevocably submits to the non exclusive jurisdiction of the courts of Jersey.

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IN WITNESS  WHEREOF this Deed has been  executed by the parties the day and year first above written.

THE SCHEDULE

1. Clause 2.1 of the Settlement shall be deleted in its entirety and the following new clause 2.1 substituted in its place:-

      "the Trustee shall during the Trust Period stand possessed of the Trust Fund upon the trusts hereof for all or any one or more exclusively of the Beneficiaries and subject to such power and provisions as the Trustee may in its absolute discretion during the Trust Period by deed or deeds revocable or irrevocable appoint PROVIDED ALWAYS that no exercise of this power shall invalidate any prior payment or application of all or any part or parts of the capital or income of the Trust Fund made under any other power or powers conferred by this Settlement or by law."

2. The following clause be added as a new Clause 27 to the Settlement and the existing Clauses 27 and 28 be renumbered 28 and 29 respectively:-

      "The Trustee shall during the Trust Period have power to appoint as it shall in its absolute discretion think fit all or any part or parts of the capital or income of the Trust Fund to a subsidiary of the Company (as defined in Article 2 of the Companies (Jersey) Law 1991 as amended), including the Settlor."


The COMMON SEAL of     )
BERKELEY INTERNATIONAL
CAPITAL LIMITED        )
was hereunto affixed in the presence of:-

/s/ R W GREEN
Director

For LONDON PACIFIC SECRETARIES LIMITED
/s/ R W GREEN
Secretary


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The COMMON SEAL of      )
A.L.O.T TRUSTEE LIMITED )
was hereunto affixed in the presence of:-

/s/ C A C CHAPLIN
Director

/s/ R W GREEN
Director